Exhibit 99.2

Nexters Global Investor presentation February 2021

Disclaimer 2 This presentation has been prepared for use by Kismet Acquisition Corp (“Kismet”) and Nexters Global Ltd . (“Nexters”) in connection with their proposed business combination, pursuant to which Kismet will become a wholly owned subsidiary of a newly created BVI company (“Pubco”) and Pubco will acquire all of the issued and outstanding shares of Nexters to form the combined business (the “business combination”) . This presentation is for information purposes only and is being provided to you solely in your capacity as a Kismet investor in considering the business combination and may not be reproduced or redistributed, in whole or in part, without the prior written consent of Kismet and Nexters . Neither Kismet nor Nexters makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation . This presentation is not intended to be all-inclusive or to contain all the information that a person may desire in considering the business combination and is not intended to form the basis of any investment decision in Kismet . You should consult your own legal, regulatory, tax, business, financial and accounting advisors to the extent you deem necessary, and must make your own investment decision and perform your own independent investigation and analysis of the business combination and the transactions contemplated in this presentation . This presentation shall neither constitute an oﬀer to sell or the solicitation of an oﬀer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the oﬀer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction . The information contained in this presentation is only addressed to and directed at persons in member states of the European Economic Area (each a “Relevant State”) who are “qualified investors” within the meaning of Article 2 of Regulation (EU) 2017 / 1129 (as amended, the “Prospectus Regulation”) or persons in the United Kingdom who are “qualified investors” within the meaning of Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (together, “Qualified Investors”) . In the United Kingdom, the presentation is being distributed only to, and is directed only at, Qualified Investors who are persons (i) having professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) falling within Article 49 (2)(a) to (d) (“high net worth companies, unincorporated associations etc . ”) of the Order, or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “Relevant Persons”) . The information must not be acted on or relied on (i) in the United Kingdom, by persons who are not Relevant Persons, and (ii) in any Relevant State, by persons who are not Qualified Investors . Any investment or investment activity to which the information relates is available only to or will be engaged in only with, (i) Relevant Persons in the United Kingdom, and (ii) Qualified Investors in any Relevant State . NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE OR TERRITORIAL SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PRESENTATION IS TRUTHFUL OR COMPLETE. Industry and Market Data . The data contained herein is derived from various internal and external sources . No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any projections or modeling or any other information contained herein . Any data on past performance or modeling contained herein is not an indication as to future performance . Kismet and Nexters assume no obligation to update the information in this presentation . Use of Projections . The financial projections, estimates and targets in this presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Kismet’s and Nexters’s control . Although all financial projections, estimates and targets are necessarily speculative, Kismet and Nexters believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate or target extends from the date of preparation . The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets . The inclusion of financial projections, estimates and targets in this presentation should not be regarded as an indication that Kismet and Nexters, or their representatives, considered or consider the financial projections, estimates and targets to be a reliable prediction of future events . Use of Non-IFRS Financial Measures . This presentation includes certain financial measures that are not prepared in accordance with the International Financial Reporting Standards as promulgated by the International Standards Accounting Board (“IFRS”) and that may be different from non-IFRS financial measures used by other companies . These non-IFRS measures, and other measures that are calculated using these non-IFRS measures, are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with IFRS and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with IFRS . Nexters believes that these non-IFRS measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Nexters . Nexters’s management uses forward looking non-IFRS measures to evaluate Nexters’s projected financial and operating performance . However, there are a number of limitations related to the use of these non-IFRS measures and their nearest IFRS equivalents . For example other companies may calculate non-IFRS measures diﬀerently, or may use other measures to calculate their financial performance, and therefore Nexters’s non-IFRS measures may not be directly comparable to similarly titled measures of other companies . Additionally, to the extent that forward-looking non-IFRS financial measures are provided, they are presented on a non-IFRS basis without reconciliations of such forward-looking non-IFRS measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations . Additional Information ; Participants in the Solicitation . If the contemplated business combination is pursued, Kismet will be required to file a preliminary and definitive proxy statement, which may include a registration statement, and other relevant documents with the SEC . Shareholders and other interested persons are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about Kismet, Nexters and the contemplated business combination . Shareholders will be able to obtain a free copy of the proxy statement (when filed), as well as other filings containing information about Kismet, Nexters and the contemplated business combination, without charge, at the SEC’s website located at www . sec . gov . Kismet and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Kismet’s shareholders in connection with the proposed transaction . A list of the names of such directors and executive officers and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available . You may obtain free copies of these documents as described in the preceding paragraph . This presentation does not contain all the information that should be considered in the contemplated business combination . It is not intended to form any basis of any investment decision or any decision in respect to the contemplated business combination . The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the contemplated business combination when it becomes available . Forward Looking Statements . Certain statements in this presentation may constitute “forward-looking statements” for purposes of the federal securities laws . Forward-looking statements include, but are not limited to, statements with respect to (i) Nexters’s revenues, bookings, performance, strategies, prospects and other aspects of the businesses of Nexters or Kismet, or the combined company after completion of the business combination, (ii) trends in the gaming industry, (iii) Nexters’s target cohorts and user and the expected arrangement with them, (iv) Nexters’s projected growth opportunities, including relative to its competitors and (v) other statements regarding Kismet’s or Nexters’s expectations, hopes, beliefs, intentions or strategies regarding the future . Such statements are based on current expectations that are subject to risks and uncertainties . In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements . The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking . The forward-looking statements contained in this presentation are based on Kismet’s and Nexters’s current expectations and beliefs concerning future developments and their potential effects on Kismet and Nexters . There can be no assurance that future developments affecting Kismet and Nexters will be those that Kismet and Nexters have anticipated . Forward-looking statements involve a number of risks, uncertainties (some of which are beyond Kismet’s and Nexters’s control) or other assumptions . Many factors could cause actual results or performance to be materially different from those expressed or implied by the forward-looking statements in this presentation, including (i) that the business combination may not be completed in a timely manner or at all, which may adversely affect the price of Kismet’s securities, (ii) the risk that the business combination may not be completed by Kismet’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Kismet, (iii) the failure to satisfy the conditions to the consummation of the business combination, including the approval of the business combination agreement by the shareholders of Kismet and the satisfaction of the minimum trust account amount following any redemptions by Kismet’s public shareholders, (iv) the lack of a third-party valuation in determining whether or not to pursue the business combination, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement, (vi) the effect of the announcement or pendency of the business combination on Nexters’s business relationships, operating results, and business generally, (vii) risks that the business combination disrupts current plans and operations of Nexters, (viii) the outcome of any legal proceedings that may be instituted against Nexters or against Kismet related to the business combination agreement or the business combination, (ix) the ability to maintain the listing of Kismet’s securities on a national securities exchange, (x) changes in the competitive and regulated industries in which Nexters operates, variations in operating performance across competitors, changes in laws and regulations affecting Nexters’s business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the business combination, and identify and realize additional opportunities, (xii) the potential inability of Nexters to achieve its projected bookings growth and scale its platform, (xiii) the potential inability of Nexters to maintain its diversified global revenue stream and cohort relationships, (xiv) the potential inability of Nexters to become a consolidator in the gaming industry, (xv) the enforceability of Nexters’s intellectual property, (xvi) the risk of downturns and a changing regulatory landscape in the highly competitive industry in which Nexters operates and (xvii) costs related to the business combination and the failure to realize anticipated benefits of the business combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions . The foregoing list of factors is not exhaustive . You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the registration statement on Form F- 4 relating to the business combination, which is expected to be filed by Pubco and other documents filed by Pubco and Kismet from time to time with the SEC . Should one or more of these risks or uncertainties materialize, or should any of Kismet’s or Nexters’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements . Forward-looking statements speak only as of the date they are made . Readers are cautioned not to put undue reliance on forward-looking statements, and Kismet and Nexters undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws .

 The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X. Such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be filed with the SEC relating to the Business Combination and the proxy statement/prospectus contained therein. Certain of the historical financial information and data contained in this Presentation is preliminary and is based solely upon information available to the Company as of the date hereof. Such information is subject to change, and those changes may be material. Such information has not been subject to adjustment for normal period-end items as well as for other adjustments that may be required when quarterly or annual financial information is reported. The adjustments could be material and you should not place undue reliance on this information. In addition, the Company’s auditors have not completed their audit procedures with respect to such financial information, nor have they expressed any opinion or other form of assurance with respect to financial information presented in this Presentation or its achievability  We are in the process of completing our PCAOB audit and have very limited history of IFRS reporting. Our reporting processes and the control environment may not yet be adequate enough to prevent any material weaknesses  Our core game offering, Hero Wars, generates substantially all of our revenue. There can be no assurance as to the continued success of such offering, and we may be unable to offset any declines in revenues from Hero Wars  If we fail to develop new games that achieve broad popularity, we may be unable to attract new players or retain existing players, which could negatively impact our business  The recent COVID-19 pandemic and related restrictions resulted in increased consumer interest and engagement in online gaming and there can be no assurance that such interest will continue  Global epidemics, contagious disease outbreaks and public perception thereof, could significantly disrupt our operations and adversely affect our business, results of operations, cash flows or financial condition  We rely on third-party platforms, such as the iOS App Store, Facebook, and Google Play Store, to distribute our games and collect revenues generated on such platforms and rely on third-party payment service providers to collect revenues generated on our own platforms  A small percentage of total users have generated a majority of our revenues, and we may be unable to attract new paying or retain existing paying users and maintain their spending levels.  We utilize a free-to-play business model, which depends on players making optional in-game purchases, and the value of the virtual items sold in our games is highly dependent on how we manage the game revenues and pricing models  We operate in a highly competitive industry with low barriers to entry, and our success depends on our ability to effectively compete  Our ability to successfully attract in-game advertisers depends on our ability to design an attractive advertising model that retains players  If we develop new games that achieve success, it is possible that these games could divert players of our other games without growing the overall size of our network, which could harm our results of operations 3 Key risks relating to Nexters

Key risks relating to Nexters (cont’d) 4  Changes to digital platforms’ rules, including those relating to “loot boxes,” or the potential adoption of regulations or legislation impacting loot boxes, could require us to make changes to some of our games’ economies or design, which could negatively impact the monetization of these games reducing our revenues  We rely on a limited number of geographies for a significant portion of our revenues  Our systems and operations are vulnerable to damage or interruption from natural disasters, power losses, telecommunications failures, cyber- attacks, terrorist attacks, acts of war, human errors, break-ins and similar events  Any failure or significant interruption in our network could impact our operations and harm our business  Our success depends on the security and integrity of the games we offer, and security breaches or other disruptions could compromise our information or the information of our players and expose us to liability, which would cause our business and reputation to suffer  If we sustain cyber-attacks or other privacy or data security incidents that result in security breaches, we could suffer a loss of sales and increased costs, exposure to significant liability, reputational harm and other negative consequences  We rely on information technology and other systems, and any failures in our systems or errors, defects or disruptions in our games could diminish our brand and reputation, subject us to liability and disrupt our business and adversely impact our results of operations  Our business depends on the growth and maintenance of wireless communications infrastructure  We are subject to various laws and regulations in the jurisdictions in which we operate, many of which are unsettled or are subject to change. We may be unable to identify or address regulatory changes in timely manner or at all, which could lead to additional compliance costs, customer claims and investigations by regulators, which in turn, can have a material adverse effect on our financial condition and results of operations  Data privacy and security laws and regulations in the jurisdictions in which we do business could increase the cost of our operations and subject us to possible sanctions, civil lawsuits (including class action or similar representative lawsuits) and other penalties; such laws and regulations are continually evolving. Our or our platform and service providers’ actual or perceived failure to comply with these laws and regulations could harm our business  Our business depends on the protection of our intellectual property rights and proprietary information. If we are unable to obtain, maintain and enforce intellectual property protection for our games, or if the scope of intellectual property protection is not sufficiently broad, others may be able to develop and commercialize games substantially similar to ours, and our ability to successfully commercialize our games may be compromised  We use open source software in connection with all of our games, which may pose particular risks to our proprietary software, games and services in a manner that could have a negative impact on our business.  We could be exposed to additional tax liabilities on past sales in certain countries  Changes in tax laws or tax rulings, the examination of our tax positions, or the permanent establishment of risk outside of Cyprus could materially affect our financial condition and results of operations

Key operating and non-IFRS metrics used in the presentation 5 We are in process of completing our PCAOB audit for 2018-2020 which is expected to be completed in the next 2 months In this presentation, we use a number of non-IFRS financial metrics which we believe accurately, in material aspects, reflect the principal parameters of our historic and projected performance Operating metrics  Monthly active users (MAUs) are the number of individuals who played a particular game in the 30-day period ending with the measurement date  Daily active users (DAUs) are the number of individuals who played one of our games during a particular day  Monthly paying users (MPUs) are the number of individuals who made a purchase of a virtual item at least once on a particular platform in the 30- day period ending with the measurement date  Average net bookings per paying user (ANBPPU) is calculated by dividing our net bookings in a given period by the number of months in that period, divided by the average number of MPUs during the period Net bookings  The company views bookings as a fundamental top-line metric used to manage the business and a useful indicator of the activity in any given period  Bookings is a non-IFRS financial measure that is equal to the total revenue we recognize in a given period, plus the net change in deferred revenue during the period. We intend to record the sale of virtual items within our games as deferred revenue and then recognize that revenue over the estimated average playing period of playing users  The company uses net bookings (as opposed to gross bookings) as a primary metric which equals gross bookings net of fees charged by the platforms (iOS, Google, Facebook etc.)  Other companies might potentially use other definitions of bookings Management EBITDA  With respect to forward-looking projections the company uses Management EBITDA defined as net bookings less marketing expenses less cost of sales and G&A, before share-based compensation, D&A, non-operating and one-off expenses, e.g. 2021 listing expense  Management EBITDA principally differs from more commonly used EBITDA/Adjusted EBITDA metrics as it does not account for the change in the deferred revenue, i.e. uses net bookings as the top-line reference point, as opposed to revenue  As our revenue and deferred revenue are growing year on year, the net increase in deferred revenue results in revenue being lower than bookings and therefore Management EBITDA being higher than more commonly used EBITDA / Adjusted EBITDA metrics Free cash flow to equity  Company defines free cash flow to equity as net change in the company’s cash position adjusted for the paid dividends over the respective period  We believe this is a meaningful metric indicating company’s aggregate cash flow generation profile accounting for capex and changes in working capital as well as non-operating and one-off items

Today's presenters

nexters

KISMET



Ivan Tavrin

Founder & CEO

- One of the most prominent and experienced TMT investors in Russia
- Former CEO of MegaFon, #2 telco in Russia
- Pre-IPO investor in Ozon and HeadHunter

MegaFon · MEDIA|1 · VERTICAL

nexters



Andrey Fadeev

Co-Founder & CEO

- 10+ years in mobile and social games
- Founder of multiple Internet & Gaming businesses

progrestar



Alexander Karavaev

Chief Financial Officer

- 10+ years as CFO and board member in leading public Internet and Fintech companies

QIWI · самолет девелопмент · mail.ru group



Anton Reinhold

Chief Business Development Officer

- 10+ years in leading Internet & Software companies in sales and marketing

Lingualeo · Acronis · Comindware

Source: Company information

6

Business overview

Nexters at a glance

nexters

Blockbuster mid-core RPG

Multiple platforms
Global audience
Attractive growth

HERO WARS

Mobile



Social



Web



Scale	Monetization	Growth	Profitability
$318m Net bookings (2020)	**269k** Paying users (2020)	**~10x** Net bookings growth (last 2 years)	**$120m** Adj. FCFE (2020)
Top-5 Independent mobile games developer in Europe[(1)]	**~4x** Paying users growth (last 2 years)	**3** New titles in 2021 pipeline	**38%** Adj. FCFE Margin[(3)] (2020)
5.4m MAU (2020)	**$106** Average net bookings per paying user[(2)] (Q4'20)	**~8.5x** MAU growth (last 2 years)	

Source: Company information, AppMagic
Note: Data for Hero Wars only (except for net bookings which refer to Company's aggregate figures including Hero Wars and legacy titles); net bookings refer to cash bookings net of platform fees
(1) Based on in-game purchases net of platform fees over January – November 2020 (data provided by AppMagic), excluding developers owned by other companies
(2) Average monthly net bookings divided by average number of MPUs over the period
(3) FCFE Margin defined as FCFE / net bookings

8

Evolution into a global gaming entertainment platform

nexters

~10x
Net bookings growth
(2018-20)



Andrey and Boris met in 2010

First game launched in 2012

THRONE RUSH

ISLAND EXPERIMENT

HERO WARS

playrix



Bukhman brothers acquired a 43% stake in Nexters

Nexters today

2010-15
- Nexters founded via combination of two gaming companies
- Launch of the first two titles

2016
- Hero Wars launched in March (Social)
- Hero Wars became game of the year(1)

2017
- Main team relocated to Cyprus(2)

2018
- Bukhman brothers (founders of Playrix) became shareholders
- Full focus on scaling in mobile
- Hero Wars Web launched in April

2019
- Top-10 mobile game developer in Europe(3)
- 2.7x net bookings growth over the year(4)

2020
- US is the largest net bookings contributor (~35%)
- Launching 3 new products in '21

10m cumulative installs

250k paying users

50m cumulative installs

85m cumulative installs

Source: Company information, AppMagic
Note: Data for Hero Wars only (unless stated otherwise); net bookings refer to cash bookings net of platform fees
(1) In a Russian social network – VK
(2) Certain team members are based in Moscow and other cities and countries
(3) According to AppMagic
(4) Company's total net bookings over the period (Hero Wars and legacy titles)

9

Global business with unique competitive advantages

nexters

Founder-led gaming company

Seasoned team

435 Total Headcount	**153** Women (~35% total)
230 Developers / Data Scientists	**65** Marketing Headcount

Cost-advantaged location (HQ in Cyprus + Eastern European Cost Center)

European gaming industry hub

Unique access to gaming talent pool via thriving ecosystem in Russia / CIS

Developers, creatives, analysts, etc.

Global Revenues



Other[(2)]
7%
FSU Countries[(3)]
14%
US & Canada
37%
$318m
Net bookings[(1)]
(2020)
Asia
19%
23%
Europe

Strategic relationship with the founders of the leading global mobile games developer playrix

Limited churn among the core team members (many have been working together for 10+ years)

Source: Company information

(1) Total net bookings for Hero Wars (99%) and legacy titles (1%); pie chart showing Hero Wars net bookings breakdown only

(2) Including net bookings not allocated to any specific geography

(3) FSU refers to former Soviet Union countries

10

EM E A eri c as 30% Asia 4 8% 22% Am Gaming has become truly global and eclipsed other major forms of entertainment Gr o w th (YoY) Recorded Music (1) $20bn ~8% TV (2) $228bn OTT video $58bn (~6%) ~26% Gaming $175bn 19.6% 25.6% Source: Newzoo Global Games Market Report 2020, publicly available sources Note: Market sizes and growth for 2020, unless stated otherwise (1) Market size and growth for 2019 (2) Global traditional TV Mobile $86bn 2.7bn Gamers globally in 2020 3.1bn Gamers globally in 2023E $11bn ~23% Music Streamin g (1) 11

Hero Wars – blockbuster mid-core RPG IP… Blockbuster mid-core multi-platform RPG… …well-received by gamers globally Top-100 Grossing worldwide mobile app (1) #1 Mobile game in Russia in 2020 by consumer spend (2) 7m Downloads in 2020 29m 4.5/5.0 Ratings (3) 4.5/5.0 #13 Top charts – grossing (US) (4) #4 Source: Company information, AppMagic, public sources (1) As of December 2020 (2) According to publicly available extracts from App Annie Intelligence (vc.ru article) (3) As of 28 December 2020 (4) Top charts | Grossing rankings as of 28 December 2020 12

…on track to become a "forever franchise" given consistently strong performance since 2018

- Nexters offers a suite of games on three separate platforms
- Expertise to cater to different user tastes
- Reduces risk of over-dependence on a single platform

Mobile



Social



Web



Net bookings split by platform (2020)

Net bookings ($m)



Web
9%
Social
17%
$318m
Net bookings (1)
(2020)
74%
Mobile

~10x
Net bookings growth
(2018-20)

DAU split by platform (2020)

DAU (ppl)



Web
8%
Social
27%
797,000
DAU
(2020)
65%
Mobile

~5x
DAU growth
(2018-20)

The Hero Wars franchise succeeds across platforms with differentiated gameplay for each platform

Source: Company information
Note: Data for Hero Wars only (unless stated otherwise); net bookings refer to cash bookings net of platform fees
(1) Total net bookings for Hero Wars (99%) and legacy titles (1%); pie chart showing Hero Wars net bookings breakdown only

13

Growth opportunity

Efficient marketing and user acquisition

nexters

Visitors

High conversion from visitors to installs
for both deep link and organic acquisition channels

Installs

Lower stickiness and retention vs. peers
given broad user acquisition strategy

Daily active users

Those who stay in the game are
likely to become paying users

Daily buyers

- Broad user acquisition strategy focused on getting users directly into the game
- Data-driven decision making supported by predictable and attractive cohorts
- Live operations, frequent promotions, and active communities with over 6.5M[4] views on YouTube
- Less than 6 months breakeven from install [(1)] (focus on users with 1st year LTV [(2)] > CAC [(3)])
- Marketing efficiency driven by scale of operations, constant creative message innovation, and expertise in ad buying

Source: Company information

(1) Calculated as weighted average payback across all platforms for cohorts, originated in 1H 2020

(2) Defined as cumulative revenue from monthly cohort of players during first 360 days, estimated using internal statistical models, divided by number of installs in a monthly cohort

(3) Defined as marketing costs divided by number of installs in a monthly cohort of players

(4) Nexters Global and Hero Wars Central combined

15

Data-driven user acquisition, engagement and monetization 299 640 847 748 0 300 600 900 H1'19 H2'19 H1'20 H2'20 100 217 270 272 0 120 240 360 H1'19 H2'20 45 66 90 104 0 40 80 120 160 H1'19 H2'19 H1'20 H2'20 Source: Company information Note: Data for Hero Wars only (unless stated otherwise) (1) Average of MPUs for each month for the respective year-half (2) Calculated by dividing number of MPUs by number of MAUs (3) Calculated by dividing average monthly net bookings by average number of MPUs over the period Evolution of DAU Paying users (1) Average net bookings per paying user (3) DAU (‘000) (‘000) ($ / month) 6.0% 14% 13% 16% 14% 4.4% DAU / MAU H2'19 H1'20 Payer conversion % (2) 4.8% 4.3% COVID Impact 16

Platform built to scale…


Repeatability of gaming development process / Cross-platform capabilities
Unparalleled scale
In-game social network
Live-ops at scale
Real-time data
Data-driven content
Fraud detection
Data management
Trust & safety
Customer feedback loop
Innovative features
Proprietary user acquisition tech

Differentiated platform delivering numerous technology innovations

5.4m users [1]	***Efficient user acquisition***	***Superior monetization***

Source: Company information
(1) Average MAU over 2020

17

…and fuel Nexters’ content development strategy Soft launch 3 Core game release 4 Playtest / tech launch 2 Prototyping / ideating 1 ~5% 70% 35% Source: Company Information 18 Nexters’ scale will enable it to release 1-2 titles per year via parallel-track prototyping & development

Multiple organic growth opportunities… Source: NewZoo, Company information Note: Company-specific information for Hero Wars only (1) NewZoo, as of the 2020 year-end (2) Average monthly net bookings divided by average number of MPUs over the period (3) Company’s total net bookings in 2020 (4) NewZoo, for 2020 year Expand TAM 1 $12bn Mobile RPGs TAM (1) 2 3 4 Expand user base Expand g e o g r ap h y Improve mon e ti z a tion $86bn Mobile gaming TAM (1) 5.4m MAUs today 10m MAUs for Hero Wars $106 Average net bookings per paying user (2) (Q4’20) $150+ ANBPPU as in the Web segment of the business 19% Net booking from Asia (3) ~50% Net bookings from Asia as overall in gaming industry (4) 19

…with 3 new titles in 2021 pipeline and beginning of work on Hero Wars 2 nexters

	Chibi Island	Puzzle Island	Riddle Island
	Has the sacred totem spoken to you? That's unbelievable...		
Genre	**Farming game with expeditions (adventures)**	**Farming game with expeditions (adventures)**	**Expeditions with match3**
Core loop mechanics	Classic farming cycle Energy-based expeditions Building cycle	Classic farming cycle Energy-based expeditions Building cycle	Earn stars in match3 and use those stars as energy in expeditions
Current status	Live on Android	Fine-tuning various aspects, content production before soft launch	Creating content before soft launch
Expected timeline	1Q'21: receiving data to project ROI window, adding content	1Q-2Q'21: soft launch, polishing intro and farming mechanics	2Q'21: soft launch 4Q'21: launch
Similarities of new titles with Hero Wars	• Strong focus on social mechanics in the game (co-op, PvP) • Live ops & diverse in-game event system	• Focus on payment offers, bundles and an adaptive offer recommendation system • Focus on community	• Adoption of new types of gameplay (minigames) and connect them with core mechanics • Creating a platform rather than a game • Charismatic and complex characters

Source: Company Information

20

Well-positioned to become a consolidator in the gaming space in the CIS and beyond Our unique attributes Our approach to M&A  Wide playing field: we estimate there are 1,000+ independent studios in Russia/FSU (1)  Segments / genres in focus: casual and mid-core mobile gaming (our core area of expertise) to diversify current portfolio  Our value creation playbook: marketing/user acquisition, data-driven approach to title selection and monetization  Consideration / price paid: value-accretive and disciplined approach  Financing: combination of own cash flow, issuance of debt and equity  Integration of targets: autonomy in content development; guidance in data-driven approach to selection of content for development to maximize ROI  Transformational opportunities: opportunistic approach, leveraging network connections with game developers in Russia / CIS Value creation playbook Common culture and language with Russian / CIS studios Industry network connections and expertise in M&A Source: Company information (1) FSU refers to former Soviet Union countries 21

Financial highlights

Key financial highlights

Solid growth in 2019-2020 bookings following adoption of the new marketing and user acquisition strategy

$318m Net bookings (2020)	**~10x** Net bookings growth (last 2 years)

Efficient monetization of the payers base and consistently improving ANBPPU

$106 Average net bookings per paying user[(1)(2)] (Q4'20)	**~4x** Average net bookings per paying user growth[(2)] (last 2 years)

Limited capex underpinning robust free cash flow generation

$120m Adj. FCFE[(3)] (2020)	**38%** Adj. FCFE margin (2020)

Source: Company information

(1) Average monthly net bookings divided by average number of MPUs over the period

(2) Hero Wars metrics

(3) Adjusted FCFE defined as change in cash position plus dividends paid over the respective period

23

Attractive financial profile… Proven growth trajectory Net bookings ($m) (1) …with strong FCFE generation Adjusted FCFE ($m) (2) Source: Company information Note: The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X. Such information and data may not be included in, may be adjusted in or may be presented differently in the registration statement to be filed with the SEC relating to the Business Combination and the proxy statement/prospectus contained therein. Certain of the historical financial information and data contained in this Presentation is preliminary and is based solely upon information available to the Company as of the date hereof. Such information is subject to change, and those changes may be material. Such information has not been subject to adjustment for normal period-end items as well as for other adjustments that may be required when quarterly or annual financial information is reported. The adjustments could be material and you should not place undue reliance on this information. In addition, the Company’s auditors have not completed their audit procedures with respect to such financial information, nor have they expressed any opinion or other form of assurance with respect to financial information presented in this Presentation or its achievability (1) Bookings net of platform fees (2) Adjusted FCFE defined as change in cash position plus dividends paid over the respective period (3) Adjusted FCFE / net bookings 31 117 318 0 50 1 00 1 50 2 00 2 50 3 00 3 50 2 0 18 2 0 19 2 0 20 10 19 120 0 20 40 60 80 1 00 1 20 1 40 2 0 18 2 0 19 2 0 20 ~10x 33% 16% 38% Adj. FCFE Margin (3) 24

…backed by diversified global revenue with repeatable cohorts Revenue by geography Source: Company Information Note: Data for Hero Wars only (unless stated otherwise); bookings refer to cash bookings net of platform fees (1) In-game purchases only (2) Total net bookings for Hero Wars (99%) and legacy titles (1%); pie chart showing Hero Wars net bookings breakdown only (3) Including net bookings not allocated to any specific geography (4) FSU refers to former Soviet Union countries 37% 19% 14% 7% 55% 49% 55% 64% 70% 82% 82% 87% 45% 51% 45% 36% 30% 18% 18% 13% 0% 2 0% 4 0% 6 0% 8 0% 1 0 0% $318m Net bookings (2) (2020) ~95% of revenue generated by in-game purchases Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Previous cohorts (cumulative) Current cohort 25 Net bookings by user cohorts Quarterly cohorts ($m) (1) US & Canada 23% Eu r o pe Asia FSU Countries (4) Other (3)

Nexters built and grew the loyal payers base with superior ANBPPUs… 76 124 183 250 277 264 27 3 271 0 1 0 0 2 0 0 3 0 0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2 0 19 2 0 19 2 0 19 2 0 19 2 0 20 2 0 20 2 0 20 2 0 20 5.1% 7.1% 3.8% 5.9% 4.3% 4.6% 4.1% 5.3% Payer Conversion (2) , % Source: Company information Note: Hero Wars metrics (1) Quarterly MPU is the average of MPUs for each month for the respective quarter (2) Calculated by dividing number of MPUs by number of MAUs (3) Calculated by dividing average monthly net bookings by average number of MPUs over the period 38 49 53 74 83 98 101 106 0 50 1 0 0 1 5 0 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2 0 19 2 0 19 2 0 19 2 0 19 2 0 20 2 0 20 2 0 20 2 0 20 Robust user base with increasing share of high-payers… Monthly paying users (‘000 users) (1) 26 …underpinning growth in ANBPPU Average net bookings per paying user ($/month) (3)

…resulting in rapid bookings growth continuing beyond the peak Q2 Source: Company information Note: Hero Wars metrics Net bookings by platform ($m) 32.3x Q4’20 YoY Growth 1.4x 1.3x 5 13 23 45 56 60 62 57 4 5 7 10 12 14 13 14 4 8 16 4 5 4 5 9 18 29 56 69 78 83 87 0 20 40 60 80 1 00 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Mobile Social Web 31% Q1 ’18 – Q4 ’20 CAGR Mobile bookings dynamics in Q4’20 Tactical redirection of marketing budget from mobile to web due to elevated CPI driven by Q4 seasonality and anticipation of IDFA changes by market participants 27

138 163 201 0 50 1 00 1 50 2 00 2 50 2 0 21E 348 377 394 9 84 169 315 358 461 562 0 1 00 2 00 3 00 4 00 5 00 6 00 2 0 20A 2 0 23E 2021E Hero Wars 2 0 22E New titles Summary financial projections • 25% Net bookings CAGR in 2021-2023E − Including 6% growth from Hero Wars with the remainder coming from the new titles • M&A as core strategy and additional contributor 39% • 21% Management EBITDA CAGR in 2021-2023E • Investments in new titles marketing and aggressive LiveOps / development team hires leading to modest margin contraction in 2022-2023 2022E 2023E Management EBITDA margin (2) 36% 35% 25% CAGR Source: Company information Note: Projections for Hero Wars and new titles (1) Management EBITDA is a non-IFRS measure defined as net bookings less marketing expenses less cost of sales and G&A, before share-based compensation, D&A, non-operating and one-off expenses, e.g. 2021 listing expense (2) As % of net bookings Net bookings ($m) Management EBITDA (1) ($m) 28

Reiterating Nexters investment thesis Effective marketing We are experts in attracting high LTV users to our games 2 Robust monetization We know how to develop premium content that engages users for years 3 Experienced team We have assembled a seasoned team with a successful track-record of making profitable games 1 Growth opportunities We have multiple organic and inorganic growth opportunities leveraging our scaled platform 4 Source: Company information 29

Transaction overview

Transaction overview

Summary overview

- Nexters to merge with Kismet Acquisition One ("Kismet") at a pro forma enterprise value of $1.9 billion (11.6x '22E Management EBITDA[1])
- Sponsor of Kismet has committed to invest $50 million in the transaction ($20 million pursuant to a forward purchase agreement and $30 million in incremental investment)
- Minimum cash condition for deal closing is $100 million, out of which $50 million is provided by the Sponsor
- ~$135 million of primary capital delivered
- 20.0 million founders and management earnout shares (with 50% vested at $13.50 and 50% vested at $17.00)

Pro forma ownership



SPAC sponsor
6%
SPAC shareholders
12%
205m Shares
42%
Everix
40%
Founders & Management

Shares outstanding, #m

Founders and Management	87.1
Everix	81.1
SPAC shareholders	25.0
Sponsor (incl. FPA and co-investment)	11.8
Total	205.0

Cash sources and uses

($m)

Sources		Uses	
Cash from trust	$250	Cash to sellers	$150
Sponsor investment (FPA / PIPE)	$50	Cash to balance sheet	$135
		Illustrative transaction fees	$15
Total sources	$300	Total uses	$300

Pro forma capitalization and valuation

Transaction share price		$10.00
Pro forma shares outstanding, m		205.0
Pro forma equity value, $m		$2,050
Less: pro forma net cash, $m		$(150)[2]
Pro forma enterprise value, $m		$1,900
EV / '21E Management EBITDA[1]	$138	13.8x
EV / '22E Management EBITDA[1]	$163	11.6x

Note: Assumes no redemptions. Excludes any dilution from 20.3 million public, FPA and sponsor warrants struck at $11.50. Excludes impact of 20.0 million founders and management earnout shares (with 50% vested at $13.50 and 50% vested at $17.00)

(1) Management EBITDA is a non-IFRS measure defined as net bookings less marketing expenses less cost of sales and G&A, before share-based compensation, D&A, non-operating and one-off expenses, e.g. 2021 listing expense

(2) Assuming net cash position of $15m at closing

31

Appendix

Operational and valuation benchmarking

Nexters' multiples assume a $1.9bn Enterprise Value



nexters
Playtika (2)
zynga
STILLFRONT GROUP
SciPlay
glu
Gaming Peers Average
'21E – '23E Gross Bookings CAGR
25% (1)
8%
13%
19%
10%
13% (3)
'21E & '22E Adj. EBITDA Margins (on Gross Bookings)
26% 24%
34% 34%
24% 25%
40% 41%
32% 34%
17% 20%
33% 34%
'21E & '22E EV/Adj. EBITDA Multiples
13.8x 11.6x
17.3x 15.7x
19.4x 17.1x
14.7x 12.9x
11.0x 10.0x
13.8x 10.6x
19.0x 16.6x
'21E & '22E Growth Adj. EV/Adj. EBITDA Multiples(4)
0.7x 0.6x
2.3x 2.1x
2.9x 2.6x
0.9x 0.8x
0.7x 0.7x
2.3x (3) 2.0x (3)

Source: Company information, FactSet as of 1/25/2021. Playtika estimates sourced from Renaissance Capital Initiating Coverage Report from January 2021.
Note: Gaming Peers Average includes Tencent, NetEase, Activision Blizzard, Electronic Arts, NEXON, Take-Two Interactive, Ubisoft Entertainment, Embracer Group, Netmarble, and Stillfront. Playtika, Zynga, Stillfront, SciPlay, and Glu sorted by descending market cap.

(1) Based on gross bookings estimated as net bookings / 0.68, assuming weighted average platform fee of 32%
(2) Playtika Adj. EBITDA, as shown above, is burdened by estimated cash awards pursuant to certain retention plans. AEBITDA calculated as 1) Renaissance's forecast of AEBITDA, less 2) Estimated cash awards calculated as 2019 cash awards as a percentage of 2019 revenue, multiplied by 2021E, 2022E, and 2023E revenue respectively.
(3) Gaming peers average does not include Glu, NEXON, Ubisoft, or Netmarble due to lack of broker estimates.
(4) Growth adjusted multiples calculated as (EV / Adj. EBITDA / '21E-'23E EBITDA CAGR / 100) for 2021E and 2022E multiples.

33

Forecast financial performance ($m) FY 2021 34 FY 2022 FY 2023 C A GR ’ s 21-23 Net bookings 358 461 562 25% Hero Wars 348 377 394 6% New titles 9 84 169 324% Marketing expenses (189) (257) (314) 29% Management EBITDA (1) 138 163 201 21% Management EBITDA margin (2) , (%) 39% 35% 36% Source: Company information Note: Projections for Hero Wars and new titles (1) Management EBITDA is a non-IFRS measure defined as net bookings less marketing expenses less cost of sales and G&A, before share-based compensation, D&A, non-operating and one-off expenses, e.g. 2021 listing expense (2) As % of net bookings